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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the incorporation of our report dated April 14, 1997, included in the Harrah's Entertainment, Inc. Savings and Retirement Plan Form 11-K for the year ended December 31, 1996, into Harrah's previously filed Registration Statement File No. 33-59975.



                                  ARTHUR ANDERSEN LLP



Memphis, Tennessee,
     June 23, 1997